SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

NIGHTFOOD HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (866) 291-7778

Not Applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 5, 2025, Nightfood Holdings, Inc. (the “Company”) issued a press release announcing the execution of a non-binding Letter of Intent (the “LOI”) with Skytech Automated Solutions Inc., a Delaware corporation (“Skytech”). A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 3, 2025, the Company entered into the LOI with Skytech, pursuant to which the Company proposes to acquire 100% of the issued and outstanding equity interests of Skytech for a purchase price of $6.2 million.

Under the terms of the LOI, the proposed purchase price would be comprised of: (a) 10,000 shares of the Company’s series C preferred stock, par value $0.001 (the “Series C Preferred Stock”) equal in value to $1.2 million, and (b) as contingent earnout payments, up to $5.0 million shares of Series C Preferred Stock payable upon Skytech achieving specified revenue milestones, such as $500,000 in equity for achieving $5,000,000 in revenue. All such equity issuances would be based on a 30-day volume-weighted average price (“VWAP”) calculation. The rights of the Series C Preferred Stock provide that each share may be converted into 6,000 shares of the Company’s common stock, par value $0.001 per share.

In addition, the Company proposes to grant to management of Skytech (a) an aggregate of $35,000,000 in performance-based equity awards based upon achieving certain revenue milestones, such as 3% equity for achieving $50 million in revenue and 3.5% for achieving $100 million in revenue; and (b) an aggregate of $18,110,000 in EBITDA-based equity awards based on achieving certain EBITDA milestones, such as 2% equity for achieving $1 million EBITDA and 3% equity for achieving $3 million EBITDA. All such equity issuances would be based on a 30-day VWAP calculation.

The proposed transaction will be structured as a tax-free reorganization under Section 368 of the Internal Revenue Code and is subject to the completion of due diligence and execution of a definitive agreement, which will contain customary representations, warranties and covenants. The LOI includes a 30-day exclusivity period during which Skytech has agreed not to solicit or enter into discussions regarding alternative transactions.

While the LOI outlines the preliminary terms of the potential transaction, it is non-binding, and there can be no assurance that a definitive agreement will be executed or that the transaction will be consummated on the terms set forth in the LOI or at all.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: March 7, 2025

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Lei Sonny Wang
Name:	Lei Sonny Wang
Title:	Chief Executive Officer

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